EXHIBIT 10.2

AGREEMENT OF EXCHANGE
OF
STUDIO ONE MEDIA, INC.
AND
STUDIO ONE ENTERTAINMENT, INC.

AGREEMENT OF EXCHANGE made as of the 17th day of April, 2007, by and between Studio One Media, Ic., (fka Dimensional Visions Incorporated), a Delaware corporation (herein, “SOMD”), and Studio One Entertainment, Inc., an Arizona corporation (herein, “SOE”). SOMD and SOE are sometimes hereinafter collectively referred to as the “Constituent Corporations”.

RECITALS:

SOMD is a Delaware corporation organized on May 12, 1988, and its authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value (the “SOMD Common Stock”) of which no more than 4,000,000 shares of SOMD Common Stock will be issued and outstanding as of the Closing Date.

SOE is an Arizona corporation organized on September 24, 2004 and its authorized capital stock consists of 100,000,000 shares of common stock, no par value (the “SOE Common Stock”) of which 7,000,000 shares of SOE Common Stock will be issued and outstanding as of the Closing Date and no shares of SOE Common Stock are reserved for issuance upon exercise of any outstanding common stock purchase warrants or options except as described in the Stock Purchase Agreement.

SOMD and SOE have entered into an Stock Purchase Agreement dated March 29, 2006 (the “Stock Purchase Agreement”) setting forth certain representations, warranties, agreements and conditions in connection with the exchange provided for herein.

The respective Board of Directors of SOMD and SOE have, by resolution, duly approved the execution of and the transaction contemplated by the Stock Purchase Agreement and this Agreement of Exchange and directed that they be submitted to the shareholders of SOE for adoption and approval.

A majority of the shareholders of SOMD and a majority of the shareholders of SOE have approved the transaction contemplated by the Stock Purchase Agreement and this Agreement of Exchange.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I

EXCHANGE

1.1 In accordance with the provisions of this Agreement and Section 1(a) of Stock Purchase Agreement, each of the shares of SOE Common Stock outstanding as the Effective Date of the Exchange shall be exchanged for one (1) share of SOMD Common Stock to be issued upon the Effective Date of the Exchange. SOMD shall be and is herein sometimes referred to as the “Acquiring Corporation”.

1.2 Upon the Effective Date of the Exchange (as defined in Article III hereof) SOE shall become a wholly-owned subsidiary of SOMD, (i) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Exchange and (ii) shall continue subject to all of its debts and liabilities as the same shall have exited immediately prior to the Effective Date of the Exchange. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.

AGREEMENT OF EXCHANGE

EXCHANGE - continued

1.3 SOMD hereby agrees that at and after the times when the Exchange shall become effective and as and when required by the provisions of the Stock Purchase Agreement, SOMD will issue certificates representing that number of shares of common stock, $.001 par value per share, or SOMD (collectively, “Exchange Shares”) for which shares of SOMD Common Stock issued and outstanding immediately prior to the Effective Date of the Exchange and by virtue of the Exchange, be exchanged as hereinafter provided.

1.4 The Exchange shall not become effective until the following actions shall have been completed: (i) this Agreement of Exchange shall have been adopted and approved by the shareholders of SOE in accordance with the requirements of Arizona corporate law; and (ii) all of the other conditions precedent to the consummation of the Exchange specified in the Stock Purchase Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

II

EXCHANGE OF SHARES

The manner and basis of exchanging shares of SOE Common Stock for the Exchange Shares and the exchange of certificates therefore, shall be as follows:

2.1 Each one (1) share of SOE Common Stock which shall be issued and outstanding immediately prior to the Effective Date of the Exchange shall, by virtue of the Exchange and without any action on the part of the holder thereof other than that set forth in the Stock Purchase Agreement, be exchanged on or before the fifteenth (15 th ) day after the Board of Directors of SOMD shall have approved and authorized the consummation of the transaction contemplated by the Acquisition Documents (the “Effective Date of the Exchange”) into One (1) share of the Exchange Shares. If between the date hereof and the Effective Date of the Exchange, SOMD or SOE shall either effect any reclassification, recapitalization, subdivision, combination or exchange or shares, in respect of their respective outstanding common stock, or a stock divided thereon shall be declared with a record date within said period, the per share amounts of the Exchange Shares to be issued and delivered as provided in this Agreement shall be appropriately adjusted.

2.2 After the Effective Date of the Exchange certificates evidencing outstanding shares of SOE Common Stock shall evidence the right of the holder thereof to receive certificates for shares of the Exchange Shares at the applicable rate as aforesaid. Each holder of SOE Common Stock, upon surrender of the certificate or certificates, which prior thereto represented shares of SOE Common Stock, to SOMD’s stock transfer agent, which shall act as the exchange agent (the “Exchange Agent”) for such shareholder to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefore a certificate or certificates representing the number of whole shares of the Exchange Shares into which the shares of SOE Common Stock therefore represented by the certificate or certificates so surrendered shall have been exchanged as aforesaid. Until so surrendered, each outstanding certificate for shares of SOE Common Stock shall be deemed for all corporate purposes, including voting rights, subject to the future provisions of this Article II, to evidence the ownership of the shares of the Exchange Shares into which such shares have been so exchanged. No dividends or distributions will be paid to persons entitled to receive certificates for shares of the Exchange Shares pursuant hereto until such persons shall have surrendered their certificates which prior to the Effective Date of the Exchange represented shares of SOE Common Stock; but there shall be paid to the record holder of each such certificates, with respect to the number of whole shares of the Exchange Shares issued in exchange therefore (i) upon such surrender, the amount of any dividends or distributions with a record date subsequent to the Effective Date of the Exchange and prior to surrender which shall have become payable thereon since the Effective Date of the Exchange, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsequent to the Effective Date of the Exchange and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

AGREEMENT OF EXCHANGE

EXCHANGE OF SHARES - continued

2.3 No certificates representing a fraction of a share of the Exchange Shares will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest in a share of the Exchange Shares to which any holder of shares of SOE Common Stock would otherwise be entitled hereunder. In lieu thereof, each holder of shares of SOE Common Stock entitled to a fraction of a share of the Exchange Shares shall receive one whole share of SOMD Common Stock if the fraction of a share is equal to or greater than one-half share (.50); otherwise, the holder of the fraction of a share shall receive cash on the basis of $.50 per share.

2.4 If any certificate for shares of the Exchange Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of the Exchange Shares in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.5 At the Effective Date of the Exchange, all shares of SOE Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

III

CONDITION SUBSEQUENT

SOE shall, within thirty days of the date hereof, furnish SOMD with copies of its audited Financial Statements together with the Auditor’s report for all fiscal years ended December 31, 2004, 2005, and 2006 and for the current year through and at the Closing Date. Such financial statements shall consist of the balance sheet, the income statement, statement of stockholder’s equity and changes in financial position for the year or period then ended.

IV

MISCELLANEOUS

3.1 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Exchange, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

3.2 At any time prior to the Effective Date of the Exchange the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive (in the manner specified in Paragraph 14 of the Stock Purchase Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Exchange or in the Stock Purchase Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Paragraph 14 of the Stock Purchase Agreement) compliance with any of the covenants, conditions or agreements contained in this Agreement of Exchange or in the Stock Purchase Agreement.

3.3 The corporation parties to this Agreement are also parties to the Stock Purchase Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954, as amended.

AGREEMENT OF EXCHANGE

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Exchange to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.

STUDIO ONE MEDIA, INC.

By: /s/ Preston J. Shea
/s/ Preston J. Shea
President

STUDIO ONE ENTERTAINMENT, INC.

By: /s/ Lawrence G. Ryckman
Lawrence G. Ryckman
Chairman and Chief Executive Officer